UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2011

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

TENNESSEE	000-51281	62-1815881
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

381 Mallory Station Road, Suite 207, Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 599-2274

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Pursuant to the terms of a Supervisory Prompt Corrective Action Directive (the “Directive”) issued on November 2, 2011 by the Federal Deposit Insurance Corporation (the “FDIC”) to Tennessee Commerce Bank (the “Bank”), a wholly-owned subsidiary of Tennessee Commerce Bancorp, Inc. (the “Company”), the Bank was required to increase its capital to a level sufficient to restore the Bank to an “adequately capitalized” status and applicable FDIC regulations by December 2, 2011 or take any necessary action to result in the Bank’s acquisition by another insured depository institution holding company or to merge with another insured depository institution.

The Bank did not regain “adequately capitalized” status by the December 2nd deadline.  We continue to work with our financial advisor to assist us in exploring and evaluating every possible strategic alternative that would allow the Bank to comply with the Directive.  Nevertheless, the Company may not be able to find a viable alternative, and if no such alternative is found, it is likely that the FDIC will be appointed as a conservator or receiver of the Bank.

Caution about forward-looking statements

Certain information contained herein may include “forward-looking statements.”  These forward-looking statements relate to finding a viable strategic alternative to allow the Bank to comply with the Directive.  There can be no assurance that the Bank will be able to find a viable strategic alternative or comply with the Directive.  Factors that could cause actual events to differ from those expressed or implied by such forward-looking statements include the cautionary language under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended, the Company’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2011 and June 30, 2011, and other filings made with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.
(Registrant)

Date: December 8, 2011
	By:	/s/ Frank Perez
Frank Perez
Chief Financial Officer